U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 13, 2005

                    HQ SUSTAINABLE MARITIME INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)

           Delaware                       000-18980              62-1407522
           --------                       ---------              ----------
  (State or jurisdiction of       (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


       Wall Street Center, 14 Wall Street, 20th Floor, New York, New York  10005
    -------------------------------------------                            -----
    (Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:      (212) 618-1712
                                                         --------------

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.03.  Creation of a Direct Financial  Obligation or an Obligation under an
Off balance Sheet Arrangement for the Registrant.

     As used in this  report,  the terms "we",  "us",  "our",  "our  company" or
"HQSM"  refer  to  HQ  Sustainable   Maritime   Industries,   Inc.,  a  Delaware
corporation.

     On July 25, 2005, we executed a loan guarantee commitment letter with Alps Resources Bankers Inc. (Alps), a Florida corporation, for loan guarantees of up to an aggregate of USD 60 million, such loan to mature in five years from the date of issuance. Alps undertakes, pursuant to the agreement, to secure a bank guarantee from a Standard and Poor's A+ rated Bank

     The loan guarantees shall be in increments of USD 10 million each. The first loan guarantee closing is anticipated to be on August 15, 2005. No assurances can be given that we will exercise our right to this initial USD 10 million increment.

     Pursuant to the terms and conditions of the agreement with Alps, we will appoint two directors, designated by Alps, to our Board of Directors and will grant Alps ten million restricted shares of common stock. As a condition of the guarantee, and to secure the repayment of the guarantee, if exercised, Alps will have the right to receive, as collateral in the event of default, a block of control shares from the founders of HQSM.

      A copy of the press release discussing this transaction is filed as
Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits Furnished.

99.1        Press Release, dated July 27, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. Dated: August 1, 2005 HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

By: /s/ Norbert Sporns
   --------------------------------------------
   Name: Norbert Sporns
   Title: Chief Executive Officer and President